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                                                                    EXHIBIT 10.5

                     EXECUTIVE SECURITIES PURCHASE AGREEMENT

            This SECURITIES PURCHASE AGREEMENT is made as of November 10, 1997 by and between the persons named on Schedule A hereto (the "Purchasers"), and Airxcel Holdings, Inc., a Delaware corporation (the "Company") pursuant to
Section 5.8 of an Asset Purchase Agreement among Crispaire Corporation as Seller, and Airxcel, Inc. and Airxcel Holdings, Inc. with an effective date of October 17, 1997 (the "Asset Purchase Agreement").

            WHEREAS each of the Purchasers agrees to purchase from the Company the number of shares of Series A Preferred Shares, par value $0.01 per share, and the number of shares of Class A Common Stock par value $0.01 per share set forth opposite such Purchaser's name on Schedule A (together the "Securities").

            NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this agreement agree as follows:

      SECTION 1  DEFINITIONS.  When used in this Agreement:

            "Acquisition" means the transactions contemplated by the Asset Purchase Agreement and the Related Documents referred to therein.

            "Governmental Body" means any government entity, department, agency or political subdivision of any federal, state, local or municipal government.

            "Parties" means the Company and the Purchasers.

            "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a government entity (or any department, agency or political subdivision thereof.)

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stockholders Agreement Amendment" means the Stockholders Agreement Amendment No. 1 dated the date hereof among Airxcel Holdings, Inc. and its stockholders.

            "Subsidiary" means, with respect to any Person, any corporation of which in excess of 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether any other class or classes of capital stock of such corporation may have such voting power by reason of the happening of any contingency) is directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

      SECTION 2  SALE AND PURCHASE OF SECURITIES.

            2.1 Authorization. On or prior to the Closing Date (as defined herein), the Company shall have authorized the issuance and sale of the Securities to the Purchasers.
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            2.2 Sale of Securities. Subject to the terms and conditions of this
Agreement each of the Purchasers agrees to purchase from the Company, and the Company agrees to sell to each such Purchaser the Securities set forth opposite such Purchaser's name on Schedule A, for the aggregate purchase price set forth opposite such Purchaser's name on Schedule A (the "Purchase Price").

      SECTION 3  CLOSING.

            3.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, Citicorp Center, 153 East 53rd Street, New York, New York 10022-4675, at 10:00 a.m. local time, on the date on which the Closing (as defined in the Asset Purchase Agreement) occurs (the "Closing Date").

            3.2 Closing Deliveries. Subject to the terms and conditions of this Agreement, the Parties agree to consummate the following transactions (the "Closing Transactions") on the Closing Date:

            (a) The Company shall deliver to each Purchaser stock certificates representing the Securities purchased by such Purchaser;

            (b) Each Purchaser shall pay to the Company the Purchase Price payable by such Purchaser by wire transfer of immediately available funds to an account designated by the Company or by such other method of payment as the Company and any Purchaser shall mutually agree;

            (c) The Purchasers shall execute and deliver to the Company the Stockholders Agreement Amendment.

      SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchasers to enter into this Agreement and purchase the Securities, the Company hereby represents and warrants to the Purchasers as follows. Each of the representations and warranties will be deemed repeated by the maker thereof on the Closing Date by reference to the facts and circumstances then existing.

            4.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

            4.2 Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the offering, sale and issuance of the Securities hereunder and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third


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party the right to modify, terminate or accelerate any obligation under, (v)
result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or Governmental Body pursuant to, the charter or bylaws of the Company, or any law, statute, rule or regulation to which the Company is subject, or any agreement, instrument, order, judgment or decree to which the Company is subject.

            4.3 Capitalization of Company. The authorized, issued and outstanding capital stock of Company immediately after giving effect to the Acquisition is and will be as set forth on Schedule 4.3.

      SECTION 5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. As a material inducement to the Company to enter into this Agreement and issue the Securities to the Purchasers, each Purchaser individually represents and warrants (with respect to such individual Purchaser only) to the Company as follows. Each of the representations and warranties will be deemed repeated by the maker thereof on the Closing Date by reference to the facts and circumstances then existing.

            5.1 Binding. The execution, delivery and performance of this Agreement is within the capacity of the Purchaser and does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Purchaser is a party or any judgment, order or decree to which the Purchaser is subject. Upon execution, this Agreement will constitute a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

            5.2 Investment. (a) The Securities will be acquired for the Purchaser's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws and will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

                  (b) The Purchaser has knowledge of and has had access to information concerning the business, financial condition, properties, operations and prospects of the Company, is sophisticated in financial matters, is able to evaluate the risks and benefits of the investment in the Securities, and has determined that such investment in the Securities is suitable for the Purchaser, based upon the Purchaser's financial situation and needs, as well as the Purchaser's other securities holdings.

                  (c) The Purchaser is able to bear the economic risk of the Purchaser's investment in the Securities for an indefinite period of time and the Purchaser understands that the Securities have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further understands that the Securities are subject to certain restrictions set forth in the Stockholders Agreement as amended by the Stockholders Agreement Amendment.

                  (d) The Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Securities and has had full access to such other information concerning the Company as the Purchaser has requested.


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                  (e) The Purchaser acknowledges that: Rule 144 under the
Securities Act is not available for resale of the Securities by him because the Company does not satisfy certain conditions of that Rule; for so long as such Rule is not available, any resale or other transfer of such Securities under circumstances in which the seller or the person through whom the sale is made may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission; and any resale or other transfer of such Securities at such time in the future as Rule 144 may be available which is made in reliance upon Rule 144 can be made only in limited amounts in accordance with the terms and conditions of said Rule (including the fact that such Securities must be held for minimum periods of time).

                  (f) No commission, fee or other remuneration is to be paid or given, directly or indirectly, to any Person for soliciting the Purchaser to purchase the Securities.

            5.3 Employee Relationship. As an inducement to the Company to issue the Securities to the Purchaser, and as a condition thereto, the Purchaser acknowledges and agrees that neither the issuance of the Securities to the Purchaser nor any provision contained herein shall entitle the Purchaser to remain in the employment of the Company and its Subsidiaries or affect any rights of the Company to terminate the Purchaser's employment. This Agreement shall not impair the rights of any Purchaser under any written employment contract between such Purchaser and the Company, or the rights of any Purchaser under the Stockholders Agreement Amendment.

            SECTION 6 MISCELLANEOUS PROVISIONS.

            6.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            6.2 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Company and the Purchasers.

            6.4 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.


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            6.5 Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  To the Company:

                        Airxcel Holdings, Inc.
                        3050 North St. Francis Street
                        Wichita, KS 67215
                        Attention: Melvin Adams

                  With a copy to:

                        Kirkland & Ellis
                        Citicorp Center
                        153 East 53rd Street
                        New York, NY 10022-4675
                        Attention:  Kirk A. Radke, Esq.

                  To the Purchasers:

                        George D. Wyers
                        5105 Lakeside Drive
                        Atlanta, GA 30360

                        Paul Mechler
                        645 Lytham Court
                        Roswell, GA 30075

                        David Shuford
                        1044 Mt. Paran Road
                        Atlanta, GA 30327

                        T.K. Sellers, Jr.
                        1833 Lullwater Road
                        Atlanta, GA 31707

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

            6.6 Remedies. The Purchasers shall have all rights and remedies set forth in this Agreement and the Certificate of Incorporation and all rights and remedies which the Purchasers have been granted at any time under any other agreement or contract and all of the rights which the


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Purchasers have under any law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Person having any rights under this Agreement may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            6.7 Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            6.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *


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            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        AIRXCEL HOLDINGS, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:


                                        ---------------------------------------
                                        GEORGE D. WYERS


                                        ---------------------------------------
                                        DAVID L. SHUFORD


                                        ---------------------------------------
                                        T.K. SELLERS, JR.


                                        ---------------------------------------
                                        PAUL MECHLER


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                                   SCHEDULE A

                                              Class A
       Name               Class A Common     Preferred      Purchase Price
------------------        --------------   -------------    --------------

George P. Wyers               30,836.497      737,704.92    $2,250,000.00
David Shuford                  6,852.555      163,934.43      $500,000.00
T.K. Sellers, Jr.              3,426.277       81,967.21      $250,000.00
Paul Mechler                     685,256       16,393.44       $50,000.00
                          --------------   -------------    --------------

      TOTALS                  41,800.585    1,000,000.00    $3,050,000.00


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